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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

11650 So. State Street Ste. 240 Draper, Utah		84020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2510

_______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2011, Fuelstream, Inc. (hereafter, “Company”) entered into an agreement to acquire all of the outstanding shares of Aviation Fuel International, Inc., a Florida corporation (hereafter, “AFI”), in exchange for 7,400,000 shares of restricted common stock of the Company (such transaction is hereafter referred to as the “Acquisition”). AFI is a purchaser and reseller of aviation fuel for commercial and private aircraft. The closing of the Acquisition is subject to certain conditions, which are expected to be fulfilled in January 2012.

Item 3.02	Unregistered Sales of Equity Securities

On December 14, the Board of Directors (hereafter, the “Board”) of the Company approved the issuance of 7,400,000 shares of restricted common stock in connection with the Acquisition described in Item 1.01 above, to be held in escrow pending the satisfaction of conditions to closing. Also on December 14, 2011, the Board approved the conversion of approximately $1.7 million in various debts of the Company in exchange for an aggregate of 891,667 shares of restricted common stock. Further on December 14, 2011, the Board approved the issuance of an additional 716,667 shares of restricted common stock to various service providers, including 500,000 shares of common stock to Russell Adler, the Company’s Chief Executive Officer. No solicitation was made and no underwriting discounts were given or paid in connection with any of these transactions. The Company believes that the issuance of the common stock as described in the preceding sentences was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.01	Changes in Control of Registrant

On December 14, 2011, John D. Thomas, P.C. the controlling shareholder of the Company (“JDTPC”), sold 200 shares of Series A Preferred Stock of the Company (the “Preferred Stock”) to Sean Wagner, the owner of AFI and the intended recipient of 7,400,000 shares of common stock in connection with the Acquisition described in Item 1.01 above. The consideration for the Preferred Shares consisted of a secured promissory note (“Note”) issued by Mr. Wagner to JDTPC, and required Mr. Wagner to grant JDTPC a security interest in the Preferred Stock as well as the voting rights attached thereto until the Note is paid in full. Although the Preferred Stock carries no dividend, distribution, or liquidation rights, and is not convertible into common stock, each share of Preferred Stock carries 100,000 votes per share and is entitled to vote with the Company’s common stockholders on all matters upon which common stockholders may vote. As a result of the purchase and sale of the Preferred Stock, Mr. Wagner holds a controlling beneficial interest in the Company and, once the Note is paid in full, may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2011, John D. Thomas resigned from the Board and as an officer of the Company. Mr. Thomas was appointed to the Board on July 30, 2009 and was appointed as the President, Secretary, and Principal Financial Officer of the Company on April 28, 2011.

Also on December 14, 2011, the Board of Directors appointed Russell Adler as the Company’s Chief Executive Officer, President, and a member of the Board. A summary of background and business experience of Mr. Adler is as follows:

Russell Adler. Mr. Adler, age 51, has been a practicing attorney since 1986. Since 2004, he has also served as an Investment Banker and General Counsel to Platinum Advisory Services, Inc. Since the beginning of 2011, Mr. Alder has served as a Senior Managing Director - Banking for Revere Securities

Corporation. From 2010 to 2011, he was a Registered Representative and Broker for Cresta Capital Strategies, LLC, and from 2009 to 2010 he was a Senior Vice President of Investment Banking for Jessup & Lamont Securities. From 2007 to 2008, he was a Registered Representative and Broker for Augustus Capital, LLC, a New York based Hedge Fund.

Mr. Adler participated in over $500 million of debt/equity transactions as a businessman, investment banker and attorney. Mr. Adler’s business and legal background encompasses a wide range of areas, including semiconductors, computer software, water purification, oil & gas, telecom and internet transactions. Mr. Adler has participated in funding and business transactions outside of the US in Chile, China, Japan, Germany and Russia. In 1999, Mr. Adler’s start up internet Media Company went public and eventually grew to a market capitalization of over $500 Million (RGNS.OB), before merging with FuelNation. In Russia, Mr. Adler and a management team formed US based Silicon Group Inc. to import Russian technology and semi-conductor to the US and Japan. Mr. Adler, as counsel and Sr. VP: negotiated software development agreements with Fujitsu, Japan; set-up software development team in Moscow, Russia; and represented company in business litigation, audits, funding and sales negotiations for the importation of semi-conductors to US based distributors and product manufactures. Mr. Adler has also filed and acted as principal and lead executive management in several private to public transactions.

Mr. Adler was one of the founders of E&P company: Petroedge Resources, which recently sold for $140M to Quest Resources (NASDQ:QRCP). Mr. Adler has been a director or executive management of FuelNation, China Energy and Standard Oil & Gas, Firstway Enterprises, Strategic Holdings, and 888 Corp. Mr. Adler was part of the investment banking team that completed transactions with Miller Petroleum (NYSE:MILL), Charys Holdings (OTCBB.CHYS), United Petroleum Corporation (OTCBB:UPET) and The Beach Club: Hallandale, Florida with Related Group. Mr. Adler also led an investment group, as part of a failed takeover of Pennzoil, to purchase the products division (Jiffy Lube) for $1.6B in conjunction with the UPR’s/SmithBarney hostile takeover attempt. Mr. Adler has previously been associated or counsel for Jesup & Lamont, Kuhns Brothers, J.W. Gant Securities and Augustus Capital LLC.

Mr. Adler received a B.A. in Business and Sociology from William Penn University and a J.D. from Nova Southeastern University School of Law. Mr. Adler currently holds FINRA Series 7, 63 and 79 licenses as a registered representative with Revere Securities. Since 1986 Mr. Adler has been actively engaged in the practice of law and is a member in good standing of the Florida and S.D. Federal Bar since 1986.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Date: December 15, 2011	By:	/s/ Russell Adler
Russell Adler Chief Executive Officer